As filed with the Securities and Exchange Commission on November 15, 1999

                                             Registration No. 333-
                                                                  ------------
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 -------------

                                ORTHOVITA, INC.
              (Exact name of issuer as specified in its charter)

              Pennsylvania                           23-2694857
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation of organization)

                            45 Great Valley Parkway
                              Malvern,  PA  19355
                                (610) 640-1775
                   (Address of principal executive offices)

                         1997 EQUITY COMPENSATION PLAN
                           (Full title of the plan)

                                DAVID S. JOSEPH
                Chief Executive Officer & Chairman of the Board
                                ORTHOVITA, INC.
                            45 Great Valley Parkway
                              Malvern,  PA  19355
                    (Name and address of agent for service)

                                (610) 640-1775
         (Telephone number, including area code, of agent for service)
                                 -------------
                                   Copy to:

                                 DAVID R. KING
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                         Philadelphia, PA  19103-6993
                                (215) 963-5000



                              CALCULATION OF REGISTRATION FEE
==========================================================================================================


     Title of securities          Number of     Proposed maximum    Proposed maximum
            to be                shares to be    offering price        aggregate            Amount of
          registered            registered (1)    per share (2)    offering price (2)  registration fee (3)
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        500,000            $6.13           $3,065,000             $852.07
==========================================================================================================

(1) This registration statement covers shares of Common Stock of Orthovita, Inc., which may be offered or sold pursuant to the 1997 Equity Compensation Plan (the "Plan"). The contents of an earlier registration statement (Registration No. 333-51689) covering 850,000 shares of Common Stock under the Plan are incorporated by reference in this Registration Statement. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on November 10, 1999, as reported on the European Association of Securities Dealers' Automated Quotation System ("EASDAQ").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.       Exhibits.
              --------

              The following Exhibits are filed as part of this Registration
              Statement:

              5.1       Opinion of Morgan, Lewis & Bockius LLP.

              23.1      Consent of Arthur Andersen LLP.

              23.2      Consent of Morgan, Lewis & Bockius LLP (contained in
                         Exhibit 5).

              24.1      Power of Attorney (contained on signature page of
                         this Registration Statement).

              99.1      Amendment to 1997 Equity Compensation Plan

*Incorporated by reference

                    SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on November 12, 1999.

                                Orthovita, Inc.


                         By:    /s/ DAVID S. JOSEPH
                                ----------------------------------------------
                                David S. Joseph
                                Chief Executive Officer and
                                Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Joseph and Joseph M. Paiva, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


NAME                       CAPACITY                              DATE
----                       --------                              ----
/s/ DAVID S. JOSEPH        Chief Executive Officer, Chairman     November 12, 1999
-------------------------  of the Board and Director
DAVID S. JOSEPH

/s/ JOSEPH M. PAIVA        Chief Financial Officer (principal    November 12, 1999
-------------------------  financial and accounting officer)
JOSEPH M. PAIVA

/s/ PAUL DUCHEYNE          Director                              November 12, 1999
-------------------------
PAUL DUCHEYNE

/s/ LEW BENNETT            Director                              November 12, 1999
-------------------------
LEW BENNETT

/s/ JAMES M. GARVEY        Director                              November 12, 1999
-------------------------
JAMES M. GARVEY

/s/ RICHARD M. HOROWITZ    Director                              November 12, 1999
-------------------------
RICHARD M. HOROWITZ

/s/ JOS. PEETERS           Director                              November 12, 1999
-------------------------
JOS. PEETERS

/s/  HOWARD SALASIN        Director                              November 12, 1999
-------------------------
 HOWARD SALASIN


                                      -3-